Exhibit 99.1

Grove Announces Fiscal Third Quarter 2023 Financial Results

●Positive Third Quarter Adjusted EBITDA of $0.2 million, a first for the company
●Achieves Record Net Revenue per Order of $65.2 and Gross Margin of 53.8%
●Raises full year Adjusted EBITDA Margin Guidance midpoint by 100 basis points; lowers Revenue Guidance midpoint by 2%
●Expanded retail distribution to 7,500 stores, including new partnerships with Wegmans and KeHE

SAN FRANCISCO, CA — November 9, 2023 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), a leading sustainable consumer products company and certified B Corp, today reported financial results for its fiscal third quarter ended September 30, 2023.

Fiscal Third Quarter 2023 Financial Highlights:
Grove Collaborative’s third quarter 2023 financial results include a number of significant milestones for the company, including the first Adjusted EBITDA profitable quarter and records for Gross Margin and Net Revenue per Order. These results reflect progress in improving our bottom-line-results year-over-year and sequentially by increasing margins, creating operating efficiency, and eliminating less productive spend. The decision to focus on profitability over top line growth was a strategic decision made in the second half of 2022. Our Q3 results directly reflect the decisions we have made in prior quarters to set Grove up well for profitable growth in the second half of 2024.
●Net revenue of $61.8 million, down 6.6% from the second quarter of 2023, and down 20.6% year-over-year
●Gross margin of 53.8%, a record for the Company, improving 190 basis points from the second quarter of 2023 and up 470 basis points year-over-year
●Net loss margin of (15.9)%, compared to (16.4)% in the second quarter of 2023 and 9.9% in the third quarter of 2022.
●Adjusted EBITDA margin1 of 0.3%, an improvement of 420 basis points from the second quarter of 2023 and 1,270 basis points from the third quarter of 2022.
Jeff Yurcisin, Chief Executive Officer of Grove Collaborative, said, “First of all, I want to say how honored I am to be taking over as Grove’s new Chief Executive Officer. I joined Grove because I believe in our purpose. What unites Grove’s team is that we are all committed to a singular mission – one that is bigger than ourselves. We create and curate high-performing, planet-first products and aspire to transform the consumer products industry into a force for human and environmental good. In my first 75 days, I’ve been reaffirmed by our brand loyalty and devoted customers, demonstrated success in and potential for category expansion, best in class team and talent, and our strong business foundation with great unit economics - all of which position us well for profitable growth.”

Yurcisin continued: “I’m also proud to share a significant milestone for Grove - our first Adjusted EBITDA profitable quarter - which serves as an inflection point as we look to the future. We will remain focused on profitability in the near-term while also pursuing a path for profitable growth in the second half of 2024 by becoming more meaningful in the daily lives of our customers and further embracing sustainability as our point of differentiation. I look forward to leveraging the strength of the Grove brand and the trust of our community to re-accelerate revenue growth and expand shareholder value while prioritizing profitability.”

Fiscal Third Quarter 2023 Key Business Highlights:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except DTC Net Revenue Per Order and percentages)	2023	2022	2023	2022
Financial and Operating Data
Grove Brands % Net Revenue	45%	47%	46%	49%
DTC Total Orders	917	1,242	2,988	4,116
DTC Active Customers	1,019	1,460	1,019	1,460
DTC Net Revenue Per Order	$65	$61	$64	$58
Grove Brand products, including our owned Grove Co.™, Peach Not Plastic™, and Rooted Beauty® brands, represented 44.8% of net revenue in the third quarter of 2023, down 20 basis points quarter over quarter and 210 basis points year-over-year. The year-over-year decline is largely due to a decrease in Grove Brand products in existing customer orders as we continue to expand our third-party product offering, especially our product selection in the Health and Wellness category, relative to Grove Brand products.

DTC Total Orders were 0.9 million, down 5.9% quarter-over-quarter and 26.2% year-over-year. The year-over-year and sequential declines are due to lower advertising spend throughout 2022 and 2023 YTD as we made our aggressive push to profitability, resulting in fewer new customers and therefore fewer overall orders.

DTC Active Customers were 1.0 million, down 10.1% quarter-over-quarter and 30.2% year-over-year. The year-over-year and sequential declines are due to lower advertising spend resulting in fewer new customers as we made our aggressive push to profitability.

DTC Net Revenue Per Order was $65.2 in the third quarter of 2023, a record for Grove, up 0.7% quarter-over-quarter and up 7.6% year-over-year. The year-over-year improvement continues to be benefited by our net revenue management initiatives, including a mix shift towards existing customer orders, which have a higher DTC Net Revenue Per Order, and strategic price increases on Grove Brand and third party products, which took place in Q4 2022 and Q1 2023.

Grove is proud to publish the industry’s first plastic intensity metric (pounds of plastic used per $100 in revenue) to hold itself accountable for the pace at which it decouples revenue from its use of plastic. Grove’s hope is that other brands and retailers will follow suit. This quarter, we adopted an expanded definition of “plastic” that includes polyvinyl alcohol (PVA and PVOH), silicone, and plastic liners and resins with aluminum packaging to ensure even more transparency in our plastic intensity. Some in the industry might debate the definition of plastic, but we are using a more inclusive definition to continue to raise the bar for ourselves and others. We have updated the following metrics and their quarterly comparisons to account for our expanded definition of plastic.
●Across the Grove.co site and through retail partners, plastic intensity was 1.11 pounds of plastic per $100 in revenue in the third quarter of 2023, in line with 1.11 in the second quarter of 2023 and down slightly from 1.14 in the third quarter of 2022
●Across all Grove Brands, plastic intensity was 1.14 pounds of plastic per $100 in revenue in the third quarter of 2023, in line with 1.13 pounds in the second quarter of 2023, but up from 1.04 pounds in the third quarter of 2022.
oOur Grove Branded 100% Recycled Plastic Trash Bags are the primary driver of the year over year plastic intensity increase for Grove Brands. Excluding this product category, Grove Brands plastic intensity is 0.63 in the third quarter of 2023, in line with the second quarter of 2023 and the third quarter of 2022. We are continuing to explore ways to reduce plastic in this category while providing customers with an effective product experience.

Fiscal Third Quarter 2023 Operating Results
Net revenue was $61.8 million, down 6.6% from the second quarter of 2023, and down 20.6% year-over-year. The sequential and year-over-year declines were primarily due to a decrease in DTC orders caused by a reduction in DTC active customers from the reduction in advertising spend as we made our aggressive push to profitability, partially offset by the increase in DTC net revenue per order.

Gross margin was 53.8%, a record for the Company, improving 190 basis points from the second quarter of 2023 in addition to being up 470 basis points year-over-year. The sequential improvement is due to reductions in inventory reserves from the sell-through of inventory. Similarly, the year-over-year change is due to reductions in our inventory reserve, the impact of net revenue management initiatives, including strategic price increases taken on Grove Brand and third party products in Q4 2022 and Q1 2023 as well as a decrease in the number of lower margin first orders, partially offset by a decrease in Grove Brands mix.

Operating expenses of $37.3 million were down 14.9% from the second quarter of 2023, and down 38.5% year-over-year. Both the sequential and year-over-year improvements are reflective of our strategy of creating operating efficiency to focus on profitability.

Net loss margin was (15.9)%, compared to (16.4)% in the second quarter of 2023 and net income of 9.9% in the third quarter of 2022.

Adjusted EBITDA margin was 0.3% - a first for the Company in its history and a significant overall milestone - which is an improvement of 420 basis points from the second quarter of 2023 and 1,270 basis points from the third quarter of 2022. See the reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net loss in the table at the end of this press release.

The Company ended the third quarter of 2023 with $94.7 million in cash, cash equivalents, and restricted cash, an increase of $5.0 million versus the prior quarter, primarily due to the previously announced $10.0 million investment by Volition Capital and $1.2M of interest income, offset by $3.2 million of cash interest expense and $0.8M of capital expenditures.

Third Quarter 2023 Operational Highlights
Strategic Priorities
As we look forward to Q4 2023 and beyond to 2024, we have focused our efforts on three core priorities to drive continued success for Grove and work towards profitable growth: customers, sustainability, and profitability. We plan to provide regular updates on these three strategic pillars moving forward.
1.Customers: We are committed to being their trusted destination to find high-performing, planet-first products. Highlights from Q3 related to our customer priorities include:
a.Launching the VIP HUB: Announced in Q3 2023, this new feature provides our VIPs with exclusive benefits including samples, earned gifts, discounts, and early access to limited edition collections. We are thrilled to provide our best customers with more value, particularly in the current economic environment, and reward them with newness through a dedicated program.
b.Expanding product and category selection: The expansion into the Health and Wellness category has proven that customers continue to place high trust in Grove and are open to our recommendations and selection beyond home cleaning products. We will look to expand our assortment and make Grove a destination for all of our customers’ wellness needs.
c.Launching our holiday collection: Our Eves of Enchantment Holiday Limited Edition SKUs, featuring Peppermint Bark and Balsam Fir scents, deliver the newness that our customers want as well as provide sustainable alternatives for popular seasonal products.
d.Improved customer experience: During the quarter, we implemented an improved search, browse, and sort experience on our website and mobile applications that we expect to vastly improve the customer experience. These innovations will make it easier and more seamless for customers to find the right products at the right time.
2.Sustainability: Sustainability is our foundation, point of differentiation, and why we are unique in the industry. We will continue to embrace our mission by being even more focused on our environmental impact through plastic, carbon, and deforestation offsets and customer education on the sustainable alternatives that exist today and are coming tomorrow. Highlights from Q3 related to our sustainability priorities include:
a.Research and development: R&D remains a top priority for us as we continue our market leadership in sustainable products, especially in our replenishment categories. We have finalized plans for a robust innovation pipeline in the new year, including both incremental innovation on popular products as well as net new SKUs to be sold under Grove Brands.
b.Packaging updates: In Q3 2023, we also finalized 2024 plans to make additional packaging updates across select top SKUs and new innovations to ensure they are made of some of the most sustainable and scalable materials available and meet customers where they are on their individual sustainability journeys.
3.Profitability: This is our first of many quarters of positive Adjusted EBITDA performance. While we do not expect to be profitable every quarter going forward, we expect to be profitable and growing in the long-term. Highlights from Q3 related to our profitability priorities include:
a.Ongoing review of operating costs: We have continued to make decisions that prioritize profitability, including driving down shipping costs, the elimination of duplicative or unnecessary spend, the optimization of advertising channel allocation, and smaller teams allowing for more rapid decision making.
b.Potential expansion: We are a scalable platform for high-performing sustainable products and have continued to explore M&A as a potential strategy to provide step-change opportunities.

Omni-channel expansion
Meeting our customers where they shop is critical to our objective of making planet-friendly household essentials as accessible as possible. During the quarter we’re excited to share that we expanded our retail distribution to include KeHe and Wegmans. Grove Brand products are already offered in 420 KeHE points of distribution and approximately 50 Wegmans stores, with the expectation of being in 100 by year-end. We also continue to expand our assortment on Amazon, increasing our SKU assortment in the third quarter to include laundry, room spray, and paper products on top of the assortment currently offered.

Our expanded retail footprint including our two new retail partners now encompasses over 7,500 doors across Target, Walmart, Kroger, CVS, Meijer, Wegmans, HEB, Hannaford, Harris Teeter, and independent/natural retailers serviced by KeHE.
Financial Outlook:
“I am proud of the team effort displayed in achieving the first Adjusted EBITDA profitable quarter in the history of Grove, delivering on our stated goal from previous quarters. Our ability to rapidly transform our P&L has been truly impressive and it is a testimony of our commitment to our long term profitable growth goal. This result gives us confidence to further increase our Adjusted EBITDA margin guidance for the rest of the year. However, due to our refined fourth quarter advertising strategy, we are slightly reducing our revenue guidance for 2023,” stated Sergio Cervantes, Chief Financial Officer of Grove Collaborative.

Based on performance to date and current expectations, Grove is providing the following updated guidance:
For the 12-month period ending December 31, 2023, we now expect:
●Net revenue of $257.5 to $262.5 million, down from $260 to $270 million, and
●Adjusted EBITDA margin of (4.5)% to (5.5)%, an improvement from (5.0)% to (7.0)% previously.

1 Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table at the end of this press release

Conference Call Information:
The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on the same day. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 800-274-8461. International callers may dial 203-518-9814. Please note, the code “GROVE” is required for entry. A replay of the call will be available until November 23, 2023 and can be accessed by dialing 877-660-6853 or 201-612-7415, access code: 13742363. The webcast will remain available on the Company’s investor relations website for 6 months following the webcast.
About Grove Collaborative Holdings, Inc.
Launched in 2016 as a Certified B Corp, Grove Collaborative Holdings, Inc. (NYSE: GROV) is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates more than 200 high-performing eco-friendly brands of household cleaning, personal care, health and wellness, laundry, clean beauty, baby, and pet care products serving millions of households across the U.S. each year. With a flexible monthly delivery model and access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines and Be a Force of Nature.

Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co.™, to its exceptional third-party brands — has been thoroughly vetted against the Grove Feel Good Standard, which guarantees strict ingredients criteria, 100% plastic neutral orders, CarbonNeutral© operations, and the highest quality performance in addition to being certified cruelty-free and ethically produced. Grove is a public benefit corporation on a mission to move Beyond Plastic™ and is available at select retailers nationwide, making sustainable home care products even more accessible.

For more information, visit www.grove.com.
Caution Concerning Forward-Looking Statements
This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to drive toward profitability in 2024, our expectation that the DTC business will stabilize, and 2023 business performance, the 2023 financial outlook, and our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including revenue growth and financial performance, profitability, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by our management in light of their experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to growing inflation and rising interest rates; and those factors discussed in documents of Grove filed, or to be filed, with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as adjusted EBITDA and adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of historical adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected adjusted EBITDA and adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude: (1) stock-based compensation expense; (2) depreciation and amortization; (3) remeasurement of convertible preferred stock warrant liability; (4) changes in fair values of Additional Shares, Earn-out Shares, Public Private Placement Warrant, Structural Derivative liabilities; (5) transaction costs allocated to derivative liabilities upon Business Combination; (6) interest income; (7) interest expense; (8) restructuring and severance related costs; (9) provision for income taxes and (10) certain litigation and legal settlement expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in our GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.

Grove Collaborative Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,094	$81,084
Restricted cash	5,850	11,950
Inventory, net	32,712	44,132
Prepaid expenses and other current assets	5,551	4,844
Total current assets	130,207	142,010
Restricted cash	2,802	2,951
Property and equipment, net	12,627	14,530
Operating lease right-of-use assets	12,629	12,362
Other long-term assets	2,697	2,192
Total assets	$160,962	$174,045
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,863	$10,712
Accrued expenses	16,549	31,354
Deferred revenue	7,745	10,878
Operating lease liabilities, current	4,094	3,705
Other current liabilities	486	249
Debt, current	—	575
Total current liabilities	37,737	57,473
Debt, noncurrent	70,791	60,620
Operating lease liabilities, noncurrent	15,318	16,192
Derivative liabilities	13,025	13,227
Total liabilities	136,871	147,512
Commitments and contingencies
Redeemable convertible preferred stock	10,000	—

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	625,692	604,387
Accumulated deficit	(611,605)	(577,858)
Total stockholders’ equity	14,091	26,533
Total liabilities and stockholders’ equity	$160,962	$174,045

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$61,750	$77,733	$199,421	$247,491
Cost of goods sold	28,516	39,566	94,624	127,630
Gross profit	33,234	38,167	104,797	119,861

Operating expenses:
Advertising	4,062	8,668	17,392	59,359
Product development	3,578	5,765	11,846	17,927
Selling, general and administrative	29,699	46,295	102,879	155,160
Operating loss	(4,105)	(22,561)	(27,320)	(112,585)

Interest expense	4,145	2,546	11,918	6,918
Change in fair value of Additional Shares liability	600	(1,045)	920	970
Change in fair value of Earn-Out liability	1,408	(28,791)	350	(46,136)
Change in fair value of Public and Private Placement Warrants liability	125	(2,803)	(1,262)	(3,983)
Change in fair value of Structural Derivative liability	600	—	1,290	—
Other expense (income), net	(1,179)	(140)	(6,817)	4,643
Interest and other expense (income), net	5,699	(30,233)	6,399	(37,588)
Income (loss) before provision for income taxes	(9,804)	7,672	(33,719)	(74,997)
Provision for income taxes	7	10	28	35
Net income (loss)	$(9,811)	$7,662	$(33,747)	$(75,032)
Less: Accretion on redeemable convertible preferred stock	(976)	—	(976)	—
Less: Accumulated dividends on redeemable convertible preferred stock	(82)	—	(82)	—
Net income (loss) attributable to common stockholders, basic and diluted	$(10,869)	$7,662	$(34,805)	$(75,032)
Net income (loss) per share attributable to common stockholders, basic	$(0.31)	$0.25	$(1.01)	$(5.65)
Net income (loss) per share attributable to common stockholders, diluted	$(0.31)	$0.23	$(1.01)	$(5.65)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	35,253,756	30,999,080	34,433,760	13,278,710
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	35,253,756	33,220,852	34,433,760	13,278,710

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(33,747)	$(75,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	—	(1,616)
Stock-based compensation expense	11,941	34,348
Depreciation and amortization	4,359	4,291
Changes in fair value of derivative liabilities	1,298	(49,149)
Reduction in transaction costs allocated to derivative liabilities upon Business Combination	(3,745)	—
Deferred offering costs allocated to derivative liabilities upon Business Combination	—	6,873
Non-cash interest expense	2,872	447
Inventory reserve	1,123	3,540
Other non-cash expenses	99	170
Changes in operating assets and liabilities:
Inventory	10,297	(5,132)
Prepaids and other assets	(574)	715
Accounts payable	(1,846)	(7,550)
Accrued expenses	2,469	(1,826)
Deferred revenue	(3,133)	(451)
Operating lease right-of-use assets and liabilities	(752)	(84)
Other liabilities	237	909
Net cash used in operating activities	(9,102)	(89,547)

Cash Flows from Investing Activities
Purchase of property and equipment	(2,383)	(3,580)
Net cash used in investing activities	(2,383)	(3,580)

Cash Flows from Financing Activities
Proceeds from issuance of common stock upon Closing of Business Combination	—	97,100
Proceeds from issuance of redeemable convertible preferred stock, convertible common stock and common stock warrants	10,000	27,638
Payment of transaction costs related to the Business Combination, redeemable convertible preferred stock, contingently redeemable convertible common stock and settlement of Additional Shares liability	(4,295)	(5,358)
Proceeds from issuance of debt	7,500	—
Payment of debt issuance costs	(925)	(211)
Repayment of debt	(575)	(865)
Net proceeds (payments) related to stock-based award activities	(1,459)	238
Net cash provided by financing activities	10,246	118,542

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,239)	25,415
Cash, cash equivalents and restricted cash at beginning of period	95,985	78,376
Cash, cash equivalents and restricted cash at end of period	$94,746	$103,791

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(9,811)	$7,662	$(33,747)	$(75,032)
Stock-based compensation	2,100	9,814	11,941	34,348
Depreciation and amortization	1,462	1,427	4,359	4,291
Remeasurement of convertible preferred stock warrant liability	—	—	—	(1,616)
Change in fair value of Additional Shares liability	600	(1,045)	920	970
Change in fair value of Earn-Out liability	1,408	(28,791)	350	(46,136)
Change in fair value of Public and Private Placement Warrants liability	125	(2,803)	(1,262)	(3,983)
Change in fair value of Structural Derivative liability	600	—	1,290	—
Deferred offering costs allocated to derivative liabilities upon Business Combination	—	200	—	6,873
Reduction in transaction costs allocated to derivative liabilities upon Business Combination	—	—	(3,745)	—
Interest income	(1,180)	—	(2,625)	—
Interest expense	4,145	2,546	11,918	6,918
Restructuring and severance related costs	—	1,356	553	2,992
Provision for income taxes	7	10	28	35
Litigation and legal settlement expenses	700	—	700	—
Total Adjusted EBITDA	$156	$(9,624)	$(9,320)	$(70,340)
Net loss margin	(15.9)%	9.9%	(16.9)%	(30.3)%
Adjusted EBITDA margin (loss)	0.3%	(12.4)%	(4.7)%	(28.4)%

Investor Relations Contact
ir@grove.co
Media Relations Contact
pr@grove.co
Source: Grove Collaborative Holdings, Inc.